                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             FORM 8-K CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                           May 13, 2003 (May 12, 2003)

                                MICROISLET, INC.
               (Exact Name of Registrant as Specified in Charter)

            Nevada                                        88-0408274
            ------                                        ----------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
        Incorporation)

                                     0-27035
                                     -------
                            (Commission File Number)

6370 Nancy Ridge Drive, Suite 112, San Diego, California            92121
--------------------------------------------------------            -----
      (Address of Principal Executive Offices)                    (Zip Code)

                                 (858) 657-0287
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On May 12, 2003, we borrowed $200,000 from a trust affiliated with Mr. John J. Hagenbuch, who beneficially owned approximately 7.9% of our shares, for working capital needs. The loan bears interest at an annual rate of 4.25%, with principal and accrued interest due September 9, 2003. As additional consideration for the loan, we issued to the lender a ten-year warrant to purchase 50,000 shares of common stock at an exercise price of $0.85 per share. Additional information concerning this transaction is contained in the exhibits to this report. As a result of the warrant grant, Mr. Hagenbuch is now the beneficial owner of approximately 8.1% of our shares.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
     None

(b)  PRO FORMA FINANCIAL INFORMATION.
     None

(c)  EXHIBITS.

         10.1 120 Day Note, dated May 12, 2003 between the Registrant and John
J. Hagenbuch, Trustee U/D/T dated September 13, 1995.

         10.2 Warrant Agreement, dated May 12, 2003 between the Registrant and John J. Hagenbuch, Trustee U/D/T dated September 13, 1995.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MICROISLET, INC.

Date: May 13, 2003                      By: /s/ John F. Steel IV
                                            ------------------------------------
                                            John F. Steel IV
                                            Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NO.                  DESCRIPTION
-----------                  -----------

10.1 120 Day Note, dated May 12, 2003 between the Registrant and John J. Hagenbuch, Trustee U/D/T dated September 13, 1995.

10.2     Warrant Agreement, dated May 12, 2003 between the Registrant and John
         J. Hagenbuch, Trustee U/D/T dated September 13, 1995.